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                                    EXHIBIT 1


                  CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS


         We hereby consent to the use in this Annual Report on Form 40-F of Boardwalk Equities Inc. (the "Corporation") of our auditors' report dated February 7, 2003 relating to the consolidated financial statements of the Company as at December 31, 2002 and as at December 31, 2001 and for the years then ended which report is included in Document 3 of this Annual Report.


February 7, 2003
Calgary, Alberta                                         Chartered Accountants